                                                                    EXHIBIT 10.1

                              FEBRUARY 24, 1997





                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                   BETWEEN

                               INCO HOMES, INC.
                                (THE "SELLER")


                                      AND


                           ADELANTO SCHOOL DISTRICT
                               (THE "DISTRICT")












                           DATED: FEBRUARY 24, 1997

                  PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
                  ------------------------------------------



          This PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS "Agreement") is made and entered into this 24th day of February, 1997 (the "Effective Date"), by and between INCO HOMES, INC., a Delaware corporation (the "Seller"), and the ADELANTO SCHOOL DISTRICT, a public school district duly organized and existing under Chapter 1 of Division 3 of Title 2 of the Education Code of the State of California (the "District" or the "Buyer" depending on the context), with reference to the facts set forth below.

                                R E C I T A L S

          A. Seller is the owner of the unimproved real property (the "Property"), situated in the City of Victorville, County of San Bernardino, State of California, commonly known as Assessor's Parcel Number 3096-451-03 and more particularly described on Appendix I attached hereto and incorporated herein.

          B. Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer.

          C. The parties desire by this Agreement to provide the terms and conditions for the sale and purchase of the Property.

          NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.


                                   ARTICLE 1

                                 DEFINED TERMS

     1.1  CLTA Standard Title Policy and ALTA Extended Title Policy.  The term
          ---------------------------------------------------------
"CLTA Standard Title Policy" shall mean the California Land Title Association ("CLTA") owner's policy of title insurance to be issued by the Title Company upon the Close of Escrow pursuant to the terms of this Agreement. The term "ALTA Extended Title Policy" shall mean the ALTA owner's additional coverage policy of title insurance, Form B (1070).

     1.2  Business Day.  The term "Business Day" shall mean any day other than a
          ------------
Saturday or Sunday or legal holiday in the State of California.

     1.3    Close of Escrow.  The term "Close of Escrow" shall mean the
            ---------------
consummation of the purchase of the Property by the District and the recordation of the Grant Deed (as defined in Section 3.2.1) in accordance with the terms and provisions of this Agreement.

     1.4    City.  The term "City" shall mean the City of Victorville.
            ----

     1.5    Closing Date.  The term "Closing Date" shall mean the date on which
            ------------
the Close of Escrow occurs.

     1.6    County.  The term "County" shall mean the County of San Bernardino.
            ------

     1.7    Effective Date.  The term "Effective Date" shall mean the date on
            --------------
which this Agreement is dated as set forth above.

     1.8    Escrow.  The term "Escrow" shall mean the escrow opened by Escrow
            ------
Agent pursuant to the terms of this Agreement.

     1.9    Escrow Agent.  The term "Escrow Agent" shall mean Chicago Title,
            ------------
Victorville office, or such other escrow company selected by the parties.

     1.10   Feasibility Review Period.  The term "Feasibility Review Period"
            -------------------------
shall mean the period beginning on the Effective Date and ending on the Closing Date, during which time the District will conduct its studies and investigations regarding the feasibility of the District's development of the Property.

     1.11   Hazardous Materials.  The term "Hazardous Materials" shall mean any
            -------------------
hazardous, toxic or contaminated substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.

     1.12   Report.  The term "Report" shall mean the preliminary title report
            ------
for the Property attached hereto as Appendix II.

     1.13   Title Company.  The term "Title Company" shall mean Chicago Title,
            -------------
located at 12138 Industrial Boulevard, Suite 102, Victorville, California 92392 (telephone: (619) 241-8606; contact Debbie Tarango), or such other title company selected by the parties.

                                   ARTICLE 2

                        AGREEMENT OF PURCHASE AND SALE

     2.1    Agreement for Purchase and Sale.  In consideration of the payment
            -------------------------------
by the District of the Purchase Price to Seller, Seller agrees to convey title to the Property to the District and the District agrees to purchase the Property on the terms and conditions set forth in this Agreement.

     2.2    Purchase Price.  The purchase price ("Purchase Price") for the
            --------------
Property is FOUR HUNDRED NINETY THOUSAND DOLLARS ($490,000).

     2.3    Payment of Purchase Price.  The Purchase Price shall be paid to
            -------------------------
Seller by the District in cash through the Escrow described in Article 3 below.


                                   ARTICLE 3

                    TIME OF CLOSE OF ESCROW AND DELIVERIES

     3.1    Opening of Escrow.  Upon the Effective Date, the Seller and the
            ------------------
District shall open Escrow by each depositing with Escrow Agent a fully executed counterpart of this Agreement for use as escrow instructions; District shall also deposit TWENTY-FIVE THOUSAND DOLLARS ($25,000); and Escrow Agent shall execute the Consent of Escrow Agent which appears at the end of this Agreement and deliver a fully executed consent to the Seller and the District. Escrow Agent's general conditions (the "General Conditions") shall be executed by the parties hereto and attached hereto as Appendix III and incorporated herein by reference to the extent that they are not inconsistent with the provisions of this Agreement. If there is any inconsistency between the provisions of the General Conditions and this Agreement, the provisions of this Agreement shall control. If Escrow Agent requires additional instructions, the parties agree to make any deletions, substitutions and additions as the parties shall mutually approve and which do not materially alter the terms of this Agreement.

     3.2    Delivery of Documents to Escrow.  The following documents shall be
            -------------------------------
executed by the parties in accordance with the provisions set forth below.

     3.2.1  Conveyance by Grant Deed.  Prior to the Close of Escrow, Seller
            ------------------------
shall sign, acknowledge and deposit into Escrow a grant deed in the form attached hereto as Appendix IV ("Grant Deed") conveying the Property to the District subject only to the Permitted Exceptions described in Subsection 5.1.1 below. Provided that all terms and conditions of this Agreement have been satisfied, Escrow Agent shall record the Grant Deed upon the Close of Escrow.

     3.3    Close of Escrow.  Unless the parties mutually agree upon an earlier
            ---------------
Closing Date, Escrow shall close not more than thirty (30) days from the Effective Date, unless extended by agreement of the parties or by the District unilaterally for up to forty (40) days from the Effective Date; provided, however, that if such date is not a Business Day, Escrow shall close on the next Business Day thereafter (the "Closing Date"). If the District elects to extend unilaterally, it shall notify Seller in writing before the then scheduled escrow period ends. Moreover, if the District elects to extend, Escrow Agent shall release the District's initial TWENTY-FIVE THOUSAND DOLLAR ($25,000) deposit to Seller so long as Seller has performed all of its obligations necessary in order for Escrow to close. The deposit shall be refundable if Escrow fails to close due to Seller's default. If Escrow does not close by the Closing Date, it shall close as soon as possible thereafter unless either party elects to terminate this Agreement as provided in Section 8.2 below.

     3.4    District's Deliveries.  The District shall, at least one (1)
            ---------------------
Business Day prior to the Closing Date (unless required to be delivered at an earlier date under the terms of this Agreement), deliver to Escrow Agent each of the following:

            3.4.1   Purchase Price.  The Purchase Price required to be delivered
                    --------------
     under Section 2.3, less than the initial TWENTY-FIVE THOUSAND DOLLAR ($25,000) deposit.

            3.4.2   Prorations, Fees and Costs.  The amount, if any, required of
                    --------------------------
     the District under Article 9 entitled "Prorations, Fees and Costs" and any other amounts payable upon the Close of Escrow under any other provisions of this Agreement, including any refund amount due under Section 9.4.

     3.5    Seller's Deliveries.  The Seller shall, prior to the Closing Date
            -------------------
(unless required to be delivered at an earlier date under the terms of this Agreement), deliver to Escrow Agent each of the following:

            3.5.1   Documents.  The Grant Deed, fully executed and
                    ---------
     acknowledged by Seller.

            3.5.2   FIRPTA Affidavit/Form 590.  A FIRPTA Affidavit certifying
                    -------------------------
     that Seller is a non-foreign person in the form of the affidavit attached hereto as Appendix V and a California Form 590 attached hereto as Appendix VI.

                                   ARTICLE 4

                           FEASIBILITY REVIEW PERIOD

     4.1    Feasibility Review Period.  During the Feasibility Review Period,
            -------------------------
the District shall analyze the feasibility of development of the Property by the District. The District shall be solely responsible for any and all costs incurred by the District in connection with its review and/or investigations of the Property.

            4.1.1   Delivery of Project Documents.  The Seller shall within five
                    -----------------------------
     (5) days of the Effective Date deliver to the District any and all documents and information related to the Property ("Project Documents"), including any environmental reports on the Property or any other property owned or controlled by Seller in the vicinity. During the Feasibility Review Period, the District shall review and analyze the Project Documents to determine their individual and collective impact on the Property and its development by the District.

            4.1.2   Studies and Investigations.  The District shall conduct such
                    --------------------------
     independent investigations, studies and tests as it deems necessary or appropriate concerning the District's proposed use and/or the suitability of the Property for the District's intended purposes.

            4.1.3   Right of Access.  The Seller grants to the District the
                    ---------------
     right to enter upon the Property at reasonable times prior to the Close of Escrow for the purpose of making surveys, engineering studies, soil tests and any other tests or studies deemed necessary in connection with the District's purchase and proposed development of the Property; provided, however, that the District hereby agrees to indemnify, defend, and hold Seller harmless from any actions, damages, liability, liens or claims which may be asserted against the Property or against the Seller as a result of the District's or its agents' entry or activities on or about the Property. This indemnity hereinabove shall survive this Agreement and the Close of Escrow.

     4.2    Approval or Disapproval of Feasibility Studies.  The District's
            ----------------------------------------------
obligation to consummate the purchase of the Property is conditioned upon the unconditional written approval of the Property to the Escrow Agent by the District prior to the expiration of the Feasibility Review Period. Should the District fail to so approve the Property and the purchase of the Property, Escrow Agent shall return all documents and funds, less applicable Escrow cancellation charges, to the parties who deposited them. If, for any reason, the
                                                             ----------------
District determines within the Feasibility Review Period that, in the District's good faith discretion, it is not feasible for the District to acquire or develop the Property, the District may choose not to so approve the Property.

                                   ARTICLE 5

                    CONDITIONS PRECEDENT TO CLOSE OF ESCROW

     5.1    Subject to Satisfaction or Waiver.  This Agreement and the
            ---------------------------------
obligations of the parties hereunder shall be subject to satisfaction or waiver (by the party in whose favor the condition precedent has been established) of all the conditions precedent set forth below.

            5.1.1   Preliminary Report.  Title to the Property shall be
                    ------------------
     conveyed to the District at Close of Escrow free and clear of any and all liens, encumbrances and any other items affecting title other than the following exceptions (collectively "Permitted Exceptions"):

            (1)     a lien for non-delinquent taxes and assessments;

            (2) any exceptions which the Report discloses, in addition to the foregoing, which are waived in writing by the District and which do not materially adversely interfere with the District's intended use of the Property as a school site; and

            (3)     the printed exceptions in the title policy.

Copies of the recorded exceptions appearing in the Report shall be delivered to the Seller and the District together with their respective copies of the Report within five (5) Business Days of the Effective Date. The District, by its execution of this Agreement, agrees that it will take title to the Property subject to all the Permitted Exceptions. The District shall have fifteen (15) days after the Effective Date to approve or disapprove any items other than Permitted Exceptions appearing therein. If the District fails to deliver notice of disapproval to the Seller and Escrow Agent within such time period, the District shall be deemed to have approved and accepted all exceptions which the Report and the survey respectively disclose. If the District gives the Seller written notice that the District disapproves an item, and the Seller elects by written notice, within five (5) days of such notice or the expiration of the period in which the District is to give such notice, not to cure any such disapproved item, then the District shall have ten (10) days after the delivery of the Seller's notice of election not to cure the disapproved items either to waive its prior disapproval or to terminate this Agreement, in which case the parties shall pay any Escrow cancellation charges and the Seller shall be released from its obligation under this Agreement of selling the Property to the District. The Seller's failure to deliver notice of its election not to cure any such disapproved item shall be deemed to be the Seller's election not to so cure. The District's failure to deliver notice of its election to waive its prior disapproval shall be deemed to be the District's election to terminate this Agreement.

            5.1.2   Title Insurance.  Title Company shall have committed to
                    ---------------
     issue to District a CLTA Standard Title Policy with a survey insuring the District in the principal amount of the Purchase Price that as of Close of Escrow fee title to the Property shall be vested in the District subject only to Permitted Exceptions.

            5.1.3   Deposit of Documents and Funds.  The parties shall have
                    ------------------------------
     delivered the documents and funds required under Sections 3.4 and 3.5 of this Agreement and neither party shall be in default under this Agreement.

            5.1.4   Charges and Prorations.  The District shall have deposited
                    ----------------------
     in Escrow all money due from the District hereunder on account of charges and prorations payable by the District.

     5.2    Failure of Conditions Precedent.  Other than Subparagraphs 5.1.1 and
            -------------------------------
5.1.2, which are for the District's benefit and can only be waived by the District, and Subparagraph 5.1.4 which is for the Seller's benefit and can only be waived by the Seller, the other conditions precedent are for the Seller's and the District's benefit and can only be waived by mutual agreement of Seller and the District. If any of the foregoing conditions precedent are neither satisfied nor waived by the Close of Escrow, any party who is not then in default hereunder may terminate the Escrow and this Agreement by giving a written notice of termination to the other party and Escrow Agent.


                                   ARTICLE 6

                           COVENANTS AND AGREEMENTS

     6.1    Cooperation: Further Documents.  The District and the Seller
            ------------------------------
acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the acquisition of the Property. Both the District and the Seller hereby agree to cooperate with each other by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the intent of the parties as evidenced in this Agreement.


                                  ARTICLE 7

               ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES

     7.1    Acknowledgements Representations and Warranties of the District.
            ---------------------------------------------------------------
The District warrants and represents that it is a public body duly organized and existing under Chapter 1 of the Division 3 of Title 2 of the California Education Code. The entry by the District into the transaction contemplated by this Agreement and the performance by the District of all of its obligations in connection herewith have been duly and validly authorized by all necessary actions and are in accordance with applicable law, including the California Education Code. This Agreement and all additional documents delivered in connection with this Agreement have been duly and validly executed and delivered to the District and constitute the legal, valid and binding obligations of the District.

     7.2    Acknowledgements. Representations and Warranties of the Seller.
            --------------------------------------------------------------

            7.2.1   Seller's Authority.  Seller warrants and represents that
                    ------------------
     Seller is a Delaware corporation, duly authorized to transact business in the State of California. The Seller is empowered to enter into the transaction contemplated by this Agreement. This Agreement and all additional documents delivered in connection with this Agreement have been duly and validly executed and delivered to the District and constitute the legal, valid and binding obligations of the Seller.

            7.2.2   Foreign Person. Seller warrants and represents that Seller
                    --------------
     is not, and will not be at the Close of Escrow, a "foreign person", within the meaning of section 1445 of the Internal Revenue Code of 1986, as amended. Seller will deposit in Escrow concurrent with the deposit of the Grant Deed, Seller's notarized, completed affidavit to such effect, including a California Form 590.

            7.2.3   Suits Against Property.  To Seller's actual knowledge, there
                    ----------------------
     are no actions, suits or proceedings pending or threatened against or affecting the Property in any court at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality relating to the Property.

            7.2.4   Title to Property.  No person, firm, or entity other than
                    -----------------
     the District has any rights in or rights to acquire the Property or any part thereof, and as long as this Agreement remains in force, Seller will not, without the District's prior written consent, lease, transfer, option, mortgage, pledge, or convey its interest in the Property or any portion thereof nor any right therein, nor shall Seller enter into any agreement granting to any person or entity any option to purchase or rights superior to the District with respect to the Property or any part thereof.

            7.2.5   Hazardous Materials.  To the best of Seller's knowledge,
                    -------------------
     prior to the date Seller acquired its interest in the Property, the Property did not contain Hazardous Materials. Seller has not used or stored or caused to be used or stored upon the Property any Hazardous Materials and Seller has no knowledge that any of the Seller's predecessors-in-interest stored or caused to be stored any Hazardous Materials on the Property or that any Hazardous Materials now exist in, on or under the Property. Seller further warrants, to the best of Seller's knowledge, there are no underground tanks on the Property and no use by Seller, or the best of Seller's knowledge any prior owner of the Property or any other person, has occurred that violates or has been alleged by any party to violate any applicable environmental law and the Property is not on any "Superfund" list under any applicable environmental law nor is it subject to any lien relating to any environmental matters.

            7.2.6   Defects in Property.  To Seller's knowledge, there are no
                    -------------------
     defects or conditions of the Property that would material interfere with or materially increase the cost of developing a school on the Property.


                                   ARTICLE 8

                              THE CLOSE OF ESCROW

     8.1    Close of Escrow.  Escrow Agent shall close the Escrow on or before
            ---------------
the Closing Date by (a) recording the Grant Deed and (b) delivering funds and documents to the Seller WHEN AND ONLY WHEN each of the conditions set forth below has been satisfied.

            8.1.1   Funds and Instruments.  All funds and instruments required
                    ---------------------
     pursuant to Articles 2 and 3 have been delivered to Escrow Agent.

            8.1.2   Satisfaction of Conditions Precedent.  Each of the
                    ------------------------------------
     conditions precedent set forth in Articles 4 and 5 have been, or upon such closing shall be, satisfied as provided for in Articles 4 and 5.

     8.2    Termination Based on Failure to Close by the Closing Date. If Escrow
            ---------------------------------------------------------
fails to close by the Closing Date for any reason other than the District's or Seller's default, then at the written election of either party, the respective rights, duties and obligations of the District and Seller under this Agreement shall terminate without further liability. The parties shall immediately thereafter sign such instructions and other instruments as may be necessary to effect the cancellation of this Agreement, and each party shall pay its respective share (if any) of Escrow cancellation charges as provided in Section
9.3. Upon cancellation, Escrow Agent shall immediately return the funds, less applicable Escrow cancellation charges, and documents to the parties that furnished them.


                                   ARTICLE 9

                          PRORATIONS, FEES AND COSTS

     9.1    The Seller's Fees and Costs.  Seller shall pay (i) County
            ---------------------------
Documentary Transfer Tax (only if required by law), (ii) the fee for an CLTA Standard Title Policy, (iii) one-half of Escrow Agent's escrow fee, and (iv) usual Seller's document-drafting and recording charges.

     9.2    The District's Fees and Costs.  The District will pay (i) one-half
            -----------------------------
of the Escrow Agent's escrow fee, (ii) usual Buyer's document-drafting and recording charges, and (iii) the cost for any title insurance endorsements requested by the District.

     9.3    Escrow Cancellation Charges Due to a Default.  Notwithstanding the
            --------------------------------------------
provisions of Sections 9.1 and 9.2 above, if Escrow fails to close due to Seller's default, Seller shall pay all Escrow cancellation charges. If Escrow fails to close due to the District's default, the District shall pay all Escrow cancellation charges. If Escrow fails to close for any reason other than the foregoing, the District and Seller shall each pay one-half (1/2) of any Escrow cancellation charges. "Escrow cancellation charges" means all fees, charges and expenses incurred by Escrow Agent, including all expenses incurred in connection with issuance of the Report and other title matters.

     9.4    Property Taxes.  Seller shall be responsible for all property and ad
            --------------
valorem taxes through the Close of Escrow. If a refund of any such taxes is due, the District shall pay such amount.


                                  ARTICLE 10

                                 ASSIGNABILITY

     10.1   Assignment by the District.  The District and the Seller may not,
            --------------------------
voluntarily or by operation of law, assign or otherwise transfer any of its rights or obligations under this Agreement without obtaining the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of the other party. Any attempted assignment made in violation of this provision shall be null and void.


                                  ARTICLE 11

                              GENERAL PROVISIONS

     11.1   Eminent Domain.  If, prior to the Close of Escrow, all or a
            --------------
substantial portion of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain, then the District may terminate this Agreement without further liability hereunder. In the event of a partial taking of less than a substantial portion of the Property, then the District may purchase the Property on the terms and conditions set forth herein and the District shall be entitled to any condemnation proceeds received as a result of such condemnation.

     11.2   Amendments.  The Agreement may not be altered or modified except
            ----------
by a writing signed by the parties.

     11.3   Attorneys' Fees and Interest.  In any dispute between the parties,
            ----------------------------
whether or not resulting in litigation, the party substantially prevailing shall be entitled to recover from the other party all reasonable costs, including, without limitation, reasonable attorneys' fees, plus interest at the maximum rate allowed by the law from the date any payment should have been paid until the time at which it is paid.

     11.4   Capacity to Sign.  All parties represent and warrant that they
            ----------------
possess all necessary capacity and authority to sign and enter into this Agreement. Each individual signing this Agreement for a party which is a corporation, a partnership, a limited liability company, or other legal entity, or signing under a power of attorney or as a trustee, guardian, conservator, or in any other legal capacity, represents and warrants that he has the necessary capacity and authority to act for, sign, and bind the respective entity or principal on whose behalf he is signing.

     11.5   Counterpart Copies.  The Agreement may be signed in counterpart or
            ------------------
duplicate copies, and any signed counterpart or duplicate copy shall be equivalent to a signed original for all purposes.

     11.6   Entire Agreement.  This Agreement and the appendices to it contain
            ----------------
all representations and the entire understanding and agreement among the parties. Correspondence, memoranda, and oral or written agreements that originated before the date of the Agreement are replaced in total by the Agreement unless otherwise expressly stated in the Agreement.

     11.7   Gender and Number.  As used in the Agreement, the masculine,
            -----------------
feminine, or neuter gender, and the singular or plural number, shall include the others whenever the context indicates.

     11.8   Governing Law.  The Agreement shall be governed by and construed
            -------------
according to the laws of the State of California.

     11.9   Headings.  The titles and headings of the various sections of the
            --------
Agreement are intended solely for convenience of reference and are not intended to explain, modify, or place any construction on any of the provisions of the Agreement.

     11.10  No Waiver.  A party's failure to insist on the strict performance of
            ---------
any covenant or duty required by the Agreement, or to pursue any remedy under the Agreement, shall not constitute a waiver of the breach or the remedy.

     11.11  Cumulative Remedies.  The remedies of the parties under the
            -------------------
Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

     11.12  Severability.  If any part of the Agreement is determined to be
            ------------
illegal or unenforceable, all other parts shall remain in effect.

     11.13  Successors and Assigns.  This Agreement and all its provisions shall
            ----------------------
be binding on and inure to the benefit of the successors and assigns of the parties.

     11.14  Agreement Survives Close of Escrow.  All obligations referred to or
            ----------------------------------
required to be performed at a time or times after the Close of Escrow, whether specifically referred to as surviving the Close of Escrow or not, and all representations and warranties contained herein shall survive the Close of Escrow.

     11.15  Notices.  Any notice to either party shall be in writing and given
            -------
by delivering the same to such party in person or by sending the same by registered or certified mail, return receipt requested, with postage prepaid, to the following addresses:

     If to the District:           ADELANTO SCHOOL DISTRICT
                                   11824 Air Base Road
                                   P.O. Box 70
                                   Adelanto, CA 92301-0070
                                   ATTN: Superintendent

     With copies to:               ATKINSON, ANDELSON, LOYA, RUUD & ROMO
                                   13304 East Alondra Boulevard
                                   Cerritos, CA 90701
                                   ATTN: Davis D. Thompson, Esq.

     If to Seller:                 INCO HOMES, INC.
                                   1282 West Arrow Highway
                                   Upland, CA  91786
                                   ATTN:  President



     Either party may change its mailing address at any time by giving written notice of such change to the other party in the manner provided therein. All notices under this Agreement shall be deemed given, received, made or communicated on the date personal delivery is effected, or if mailed, on the delivery date or attempted delivery date shown on the return receipt.

     11.16  Captions.  Captions are for convenience of reference only and the
            --------
text of any paragraph shall govern over an inconsistent caption.

     11.17  Time of Essence.  Time is of the essence of every provision of this
            ---------------
Agreement that specifies a time for performance.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                              BUYER

                              ADELANTO SCHOOL DISTRICT



                              By:/s/Arvo Toukonen
                                 --------------------------------------------
                                    Arvo Toukonen, Superintendent

                              SELLER

                              INCO HOMES, INC.



                              By:/s/Ira Norris
                                 --------------------------------------------
                                    Ira Norris, President


                              By:/s/Leslie Adkison
                                 --------------------------------------------
                                    Leslie Adkinson, Secretary

                            CONSENT OF ESCROW AGENT
                            -----------------------


     ESCROW AGENT HEREBY accepts and agrees to be bound by the terms and conditions of the above Purchase Agreement and Escrow Instructions between Adelanto School District ("Buyer") and Inco Homes, Inc. ("Seller").



                              Chicago Title Company
                              ---------------------

                              By:[SIGNATURE ILLEGIBLE]
                                 ---------------------

                              Its:Escrow Officer
                                  --------------

                                  APPENDIX I

                          LEGAL DESCRIPTION OF PARCEL



Lot 3 of Tract No. 13990 as per plat recorded in Book 228, Pages 76-84, inclusive, of Maps, records of San Bernardino, State of California.

                                  APPENDIX II

                           PRELIMINARY TITLE REPORT



                          [TO BE PROVIDED BY SELLER.]

                                 APPENDIX III

                         GENERAL CONDITIONS OF ESCROW



                       [TO BE PROVIDED BY ESCROW AGENT.]

                                  APPENDIX IV

                                  GRANT DEED



                       [TO BE PROVIDED BY ESCROW AGENT.]

                                  APPENDIX V

                               FIRPTA AFFIDAVIT



                       [TO BE PROVIDED BY ESCROW AGENT.]

                                  APPENDIX VI

                                   FORM 590



                       [TO BE PROVIDED BY ESCROW AGENT.]

                                 APPENDIX VII

                              LIST OF APPENDICES



I.   Legal Description
II.  Preliminary Title Report
III. General Conditions of Escrow
IV.  Grant Deed
V.   FIRPTA Affidavit
VI.  Form 590
VII. List of Appendices